EX-99.1

Contacts:
Andrew Kramer	Matthew Lloyd
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3720
akramer@irobot.com	mlloyd@irobot.com

iRobot Reports Second-Quarter Financial Results
Double-Digit Revenue Growth in All Regions

BEDFORD, Mass., July 23, 2019 - iRobot Corp. (NASDAQ: IRBT), a leader in consumer robots, today announced its financial results for the second quarter ended June 29, 2019.

“We delivered 15% revenue growth as a result of double-digit expansion in each major geographic region,” said Colin Angle, chairman and chief executive officer of iRobot. “We took steps to adjust spending during the quarter, which enabled us to deliver higher-than-expected operating income and EPS results. The successful launch of our new Roomba s9 vacuums and Braava jet m6 mops at the end of May represented an important milestone in our plans to strengthen Roomba leadership, extend the portfolio beyond vacuuming and advance our position in the Smart Home.”

Commenting on the Company’s outlook for 2019, Angle stated, “Although we achieved our U.S. revenue target in the second quarter, we believe that the direct and indirect impacts of the ongoing U.S.-China trade war and the recently implemented 25% tariffs are likely to constrain U.S. market segment growth in the second half of the year below our expectations at the start of 2019. Given our results for the year-to-date and the anticipated impact of higher tariffs on domestic segment growth, we believe it is prudent to update our 2019 full-year expectations. We now anticipate full-year 2019 revenue of $1.2 to $1.25 billion, which represents year-over-year growth of approximately 10% to 14%, full-year 2019 operating income of $75 to $100 million, and full-year 2019 EPS of $2.40 to $3.15.”

“Even as we operate in a higher tariff environment in the U.S., 2019 is shaping up to be another successful year of double-digit revenue growth and impressive global segment leadership. Moving forward, we remain enthusiastic about the many attractive opportunities we see to advance key elements of our strategy that underpin our efforts to drive sustainable growth and shareholder value,” concluded Angle.

Financial Results

•
Revenue for the second quarter of 2019 was $260.2 million, compared with $226.3 million for the second quarter of 2018. Revenue for the first half of 2019 was $497.8 million, compared with $443.4 million last year.

•
Operating income in the second quarter of 2019 was $5.3 million, compared with $13.4 million in the second quarter of 2018. For the first half of 2019, operating income was $27.5 million, compared with $38.8 million a year ago.

•
Quarterly earnings per share were $0.25 for the second quarter of 2019, compared with $0.37 in the second quarter of 2018. First-half earnings per share were $1.03, compared with $1.08 in the first half of 2018.

Q219 and Recent Business Highlights

•	Delivered double-digit Q2 revenue growth in all major geographic markets.

◦	Q2 revenue grew 18% internationally and 12% in the U.S.

•	Investments in R&D continued to yield tangible results.

◦	Launched the Roomba® s9 vacuum and Braava jet® m6 mop in Q2 - two of three new products planned for 2019.

•	Continued progress with manufacturing diversification initiatives.

•	Appointed Eva Manolis to the iRobot Board of Directors, bringing substantial product development and global ecommerce experience within the consumer technology space.

•	Roomba was featured as part of Amazon Prime Day for the fifth consecutive year, and was specifically touted by Amazon as one of the event’s top-selling smart home devices.

Financial Expectations

Management provides the following expectations with respect to the fiscal year ending December 28, 2019.

Fiscal Year 2019:	Current	Previous
Revenue	$1.2 - $1.25 billion	$1.28 - $1.31 billion
Operating Income	$75 - $100 million	$108 - $118 million
Earnings Per Share	$2.40 - $3.15	$3.15 - $3.40

Second-Quarter Conference Call
iRobot will host a conference call tomorrow at 8:30 a.m. ET to discuss its financial results for the second fiscal quarter 2019, business outlook, and outlook for fiscal year 2019 financial performance. Pertinent details include:

Date:	Wednesday, July 24, 2019
Time:	8:30 a.m. ET
Call-In Number:	213-358-0894
Passcode:	8832179

A live, audio broadcast of the conference call will also be available at https://investor.irobot.com/events/event-details/q2-2019-irobot-corp-earnings-conference-call. An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through July 30, and can be accessed by dialing 404-537-3406, passcode 8832179.

About iRobot Corp.
iRobot®, the leading global consumer robot company, designs and builds robots that empower people to do more both inside and outside of the home. iRobot created the home robot cleaning category with the introduction of its Roomba® Robot Vacuum in 2002. Today, iRobot is a global enterprise that has sold more than 25 million robots worldwide. iRobot's product line, including the Roomba and the Braava® family of mopping robots, feature proprietary technologies and advanced concepts in cleaning, mapping and navigation. iRobot engineers are building an ecosystem of robots and technologies to enable the smart home. For more information about iRobot, please visit www.irobot.com.

For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding: future financial performance; future operating performance; growth and investment strategy; demand for robots; new product introductions; and anticipated revenue, operating income and earnings per share for the fiscal year ending December 28, 2019. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market; the financial strength of our customers and retailers; the impact of tariffs on goods imported into the United States; general economic conditions; market acceptance of and adoption of our products; and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.

iRobot Corporation
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the six months ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Revenue	$260,172	$226,317	$497,833	$443,385
Cost of revenue:
Cost of product revenue	138,891	103,712	253,929	200,213
Amortization of acquired intangible assets	3,111	4,679	6,188	9,461
Total cost of revenue	142,002	108,391	260,117	209,674
Gross profit	118,170	117,926	237,716	233,711
Operating expenses:
Research and development	35,650	34,924	70,919	67,869
Selling and marketing	56,409	45,910	95,245	77,239
General and administrative	20,592	23,468	43,499	49,301
Amortization of acquired intangible assets	269	269	540	542
Total operating expenses	112,920	104,571	210,203	194,951
Operating income	5,250	13,355	27,513	38,760
Other income, net	1,533	1,507	2,813	2,026
Income before income taxes	6,783	14,862	30,326	40,786
Income tax (benefit) expense	(424)	4,391	599	9,914
Net income	$7,207	$10,471	$29,727	$30,872

Net income per share:
Basic	$0.26	$0.38	$1.06	$1.11
Diluted	$0.25	$0.37	$1.03	$1.08

Number of shares used in per share calculations:
Basic	28,079	27,615	27,970	27,802
Diluted	28,763	28,337	28,779	28,658

Stock-based compensation included in above figures:
Cost of revenue	$405	$347	$783	$688
Research and development	2,547	1,794	4,925	3,483
Selling and marketing	916	750	1,719	1,488
General and administrative	3,726	3,540	7,031	6,718
Total	$7,594	$6,431	$14,458	$12,377

iRobot Corporation
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	June 29, 2019	December 29, 2018
Assets
Cash and cash equivalents	$132,795	$130,373
Short term investments	23,984	31,605
Accounts receivable, net	90,401	162,166
Inventory	192,010	164,633
Other current assets	41,960	25,660
Total current assets	481,150	514,437
Property and equipment, net	71,728	57,026
Operating lease right-of-use assets	50,002	—
Deferred tax assets	33,862	36,979
Goodwill	120,538	118,896
Intangible assets, net	18,636	24,273
Other assets	25,099	15,350
Total assets	$801,015	$766,961

Liabilities and stockholders' equity
Accounts payable	$86,848	$136,742
Accrued expenses	63,629	71,259
Deferred revenue and customer advances	2,101	5,756
Total current liabilities	152,578	213,757
Operating lease liabilities	58,068	—
Deferred tax liabilities	2,110	4,005
Other long-term liabilities	8,683	13,877
Total long-term liabilities	68,861	17,882
Total liabilities	221,439	231,639
Stockholders' equity	579,576	535,322
Total liabilities and stockholders' equity	$801,015	$766,961

iRobot Corporation
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the six months ended
	June 29, 2019	June 30, 2018
Cash flows from operating activities:
Net income	$29,727	$30,872
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,905	17,606
Stock-based compensation	14,458	12,377
Deferred income taxes, net	535	(4,208)
Other	3,106	384
Changes in operating assets and liabilities — (use) source
Accounts receivable	67,808	66,085
Inventory	(27,112)	(10,303)
Prepaid and other current assets	(14,246)	(12,764)
Accounts payable	(52,835)	(46,519)
Accrued expenses and other liabilities	(18,043)	(27,211)
Net cash provided by operating activities	21,303	26,319

Cash flows from investing activities:
Additions of property and equipment	(14,705)	(14,284)
Change in other assets	(4,541)	(1,837)
Proceeds from sale of equity investment	—	629
Cash paid for business acquisitions, net of cash acquired	(2,817)	—
Purchases of investments	—	(6,438)
Sales and maturities of investments	5,880	7,000
Net cash used in investing activities	(16,183)	(14,930)

Cash flows from financing activities:
Proceeds from employee stock plans	4,680	2,605
Income tax withholding payment associated with restricted stock vesting	(7,277)	(3,532)
Stock repurchases	—	(50,000)
Net cash used in financing activities	(2,597)	(50,927)

Effect of exchange rate changes on cash and cash equivalents	(101)	(314)
Net increase (decrease) in cash and cash equivalents	2,422	(39,852)
Cash and cash equivalents, at beginning of period	130,373	128,635
Cash and cash equivalents, at end of period	$132,795	$88,783

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended		For the six months ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Revenue: *
Consumer	$260,172	$226,317	$497,833	$443,385

Domestic	$124,472	$111,526	$238,537	$218,388
International	$135,700	$114,791	$259,296	$224,997

Gross margin	45.4%	52.1%	47.8%	52.7%

Consumer units shipped*	1,074	953	1,950	1,768
Vacuum	935	819	1,699	1,530
Mopping	139	134	251	237

Consumer revenue**	$260	$226	$498	$443
Vacuum***	$237	$204	$458	$405
Mopping***	$23	$22	$40	$38

Average gross selling prices for robot units - Consumer	$296	$285	$307	$296

Days sales outstanding	32	30	—	—

Days in inventory	123	97	—	—

Headcount	1,120	982	—	—

* in thousands
** in millions
*** includes accessory revenue

iRobot Corporation
Explanation of Non-GAAP Measures
In addition to disclosing financial results in accordance with U.S. GAAP, this earnings release contains references to the non-GAAP financial measures described below. We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.
Our non-GAAP financial measures reflect adjustments based on the following items. We also provide a non-GAAP financial measure of Adjusted EBITDA, as described below. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.
Amortization of acquired intangible assets: Amortization of acquired intangible assets consists of amortization of intangible assets including completed technology, customer relationships, and reacquired distribution rights acquired in connection with business combinations. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Net Merger, Acquisition and Divestiture (Income) Expense: Net merger, acquisition and divestiture (income) expense primarily consists of transaction fees, professional fees, and transition and integration costs directly associated with mergers, acquisitions and divestitures. The occurrence and amount of these costs will vary depending on the timing and size of these transactions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Stock-Based Compensation: Stock-based compensation is a non-cash charge relating to stock-based awards. We exclude this expense as it is a non-cash expense, and we assess our internal operations excluding this expense and believe it facilitates comparisons to the performance of other companies.
IP Litigation Expense, Net: IP litigation expense, net relates to legal costs incurred to litigate patent, trademark, copyright and false advertising infringements, or to oppose or defend against interparty actions related to intellectual property. Any settlement payment or proceeds resulting from these infringements are included or netted against the costs. We exclude these costs from our non-GAAP measures as we do not believe these costs have a direct correlation to the operations of our business and may vary in size depending on the timing and results of such litigations and settlements.
Gain/Loss on Strategic Investments: Gain/loss on strategic investments includes fair value adjustments, realized gains and losses on the sales of these investments and losses on the impairment of these investments. We exclude these items from our non-GAAP measures because we do not believe they correlate to the performance of our core business and may vary in size based on market conditions and events. We believe that the exclusion of these gains or losses provides investors with a supplemental view of our operational performance.
Income tax adjustments: Income tax adjustments include the tax effect of the non-GAAP adjustments, calculated using the appropriate statutory tax rate for each adjustment. We also exclude certain tax items that are not reflective of income tax expense incurred as a result of current period earnings. These certain tax items include, among other non-recurring tax items, impacts from the Tax Cuts and Jobs Act of 2017 and stock-based compensation windfall benefits. We believe disclosure of the income tax provision before the effect of such tax items is important to permit investors’ consistent earnings comparison between periods.
Adjusted EBITDA:  We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, net merger, acquisition and divestiture expense, gain on business acquisition, net intellectual property litigation expense, and restructuring expense. Management believes this non-GAAP measure is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

iRobot Corporation
Supplemental Reconciliation of GAAP Net Income to Adjusted EBITDA
(unaudited, in thousands)

	For the three months ended		For the six months ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
GAAP Net Income	$7,207	$10,471	$29,727	$30,872

Interest income, net	(682)	(196)	(1,530)	(495)
Income tax (benefit) expense	(424)	4,391	599	9,914
Depreciation	5,801	3,942	11,177	7,603
Amortization of acquired intangible assets	3,380	4,948	6,728	10,003

EBITDA	15,282	23,556	46,701	57,897

Stock-based compensation	7,594	6,431	14,458	12,377
Net merger, acquisition and divestiture (income) expense	143	164	295	23
IP litigation expense, net	(676)	759	(207)	3,330

Adjusted EBITDA	$22,343	$30,910	$61,247	$73,627
Adjusted EBITDA as a % of revenue	8.6%	13.7%	12.3%	16.6%

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the six months ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
GAAP Revenue	$260,172	$226,317	$497,833	$443,385

GAAP Gross Profit	118,170	117,926	237,716	233,711
Amortization of acquired intangible assets	3,111	4,679	6,188	9,461
Stock-based compensation	405	347	783	688
Non-GAAP Gross Profit	$121,686	$122,952	$244,687	$243,860

GAAP Operating Income	$5,250	$13,355	$27,513	$38,760
Amortization of acquired intangible assets	3,380	4,948	6,728	10,003
Stock-based compensation	7,594	6,431	14,458	12,377
Net merger, acquisition and divestiture (income) expense	143	164	295	23
IP litigation expense, net	(676)	759	(207)	3,330
Non-GAAP Operating Income	$15,691	$25,657	$48,787	$64,493

GAAP Income Tax (Benefit) Expense	$(424)	$4,391	$599	$9,914
Tax effect of non-GAAP adjustments	1,797	2,830	3,622	6,170
Other tax adjustments	1,461	(2,440)	5,527	(1,728)
Non-GAAP Income Tax Expense	$2,834	$4,781	$9,748	$14,356

GAAP Net Income	$7,207	$10,471	$29,727	$30,872
Amortization of acquired intangible assets	3,380	4,948	6,728	10,003
Stock-based compensation	7,594	6,431	14,458	12,377
Net merger, acquisition and divestiture (income) expense	143	164	295	23
IP litigation expense, net	(676)	759	(207)	3,330
(Gain)/loss on strategic investments	(629)	(682)	(572)	(401)
Income tax effect	(3,258)	(390)	(9,149)	(4,442)
Non-GAAP Net Income	$13,761	$21,701	$41,280	$51,762

GAAP Net Income Per Diluted Share	$0.25	$0.37	$1.03	$1.08
Amortization of acquired intangible assets	0.12	0.17	0.24	0.35
Stock-based compensation	0.26	0.23	0.50	0.43
Net merger, acquisition and divestiture (income) expense	—	—	0.01	—
IP litigation expense, net	(0.02)	0.03	(0.01)	0.12
(Gain)/loss on strategic investments	(0.02)	(0.02)	(0.02)	(0.01)
Income tax effect	(0.11)	(0.01)	(0.32)	(0.16)
Non-GAAP Net Income Per Diluted Share	$0.48	$0.77	$1.43	$1.81